Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 24, 2026 relating to the financial statements appearing in the Annual Report on Form 20-F of Ucommune International Ltd. for the year ended December 31, 2025.

/s/ Marcum Asia CPAs LLP

Beijing China

April 30, 2026